Exhibit 99.1

Advanta Reports Second Quarter 2008 Earnings

SPRING HOUSE, Pa.--(BUSINESS WIRE)--Advanta Corp. (NASDAQ:ADVNB; ADVNA) today reported second quarter 2008 net income of $4.0 million or $0.10 per diluted share for Class A and Class B shares combined. These results include an $0.18 per share after-tax gain associated with the sale of a portion of the Company’s MasterCard shares and a $0.06 per share after-tax charge to increase credit reserves for owned receivables.

At the end of the quarter, managed and owned receivables totaled $6.1 billion and $851 million, respectively. Consistent with the Company’s prior comments about new customer expectations, the Company added about 26,000 new customers in the quarter. Customer transaction volume totaled $3.5 billion of which almost 90% related to merchandise sales activity.

Managed and owned net credit loss rates for the quarter were 8.38% and 8.87%, respectively.

“The quarter’s results are obviously not what we would like to see. All of us at the company are focused on returning to robust earnings and returns for our shareholders,” said Dennis Alter, Chairman and CEO.

Conference Call Details

Advanta management will hold a conference call with analysts and institutional investors today, July 29, at 9:00 a.m. Eastern Time, to review the second quarter results for 2008. The call can be accessed by dialing 877-874-1570 and referring to confirmation code 8417100. The call will also be webcast simultaneously via a Vcall link on the Company’s website, www.advanta.com, or at www.investorcalendar.com. Those interested in listening to the webcast should go to the website at least 10 minutes before the call to register and download any necessary software. Replays of the call will be available beginning at noon today on the Internet at www.advanta.com or www.investorcalendar.com or by dialing 888-203-1112 and referring to pass code 8417100. The conference call may include a discussion of non-GAAP financial measures, which are reconciled to the most directly comparable GAAP financial measures in the Company’s press releases or the statistical supplements available at www.advanta.com in the “Corporate Info” section.

About Advanta

Advanta is one of the nation’s largest credit card issuers (through Advanta Bank Corp.) in the small business market today. Advanta’s exclusive focus on this market as well as its size, experience, and commitment to developing meaningful product offerings and a high level of service tailored to the needs of small businesses differentiates the company from other issuers. Founded in 1951, Advanta has long been an innovator in developing and introducing many of the marketing techniques that are common in the financial services industry today. Learn more about Advanta at www.advanta.com.

This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ from those projected. Risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

In addition to the GAAP results provided throughout this document, the Company has provided managed receivable data and other non−GAAP financial measurements. Management believes that the non-GAAP financial measures used to manage the business may provide users additional useful information. The tables attached to this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures and a description of why the non-GAAP financial measures are useful to investors.

ADVANTA
SEGMENT INCOME STATEMENT - QUARTER
(in thousands)

Three Months Ended
June 30, 2008

	Advanta
	Business
	Cards	Other (A)	Total
Interest income	$47,227	$8,042	$55,269
Interest expense	21,828	8,209	30,037
Net interest income	25,399	(167)	25,232
Provision for credit losses	30,295	32	30,327
Net interest income after provision for credit losses	(4,896)	(199)	(5,095)
Noninterest revenues:
Interchange income	70,627	0	70,627
Securitization income	4,608	0	4,608
Servicing revenues	24,365	0	24,365
Business credit card rewards	(23,026)	0	(23,026)
Other revenues, net	17,409	340	17,749
Total noninterest revenues	93,983	340	94,323
Operating expenses	81,613	139	81,752
Income before income taxes	7,474	2	7,476
Income tax expense	3,151	310	3,461
Net income (loss)	$4,323	$(308)	$4,015

Three Months Ended
June 30, 2007

	Advanta
	Business
	Cards	Other (A)	Total
Interest income	$38,655	$8,903	$47,558
Interest expense	13,149	10,484	23,633
Net interest income	25,506	(1,581)	23,925
Provision for credit losses	11,806	0	11,806
Net interest income after provision for credit losses	13,700	(1,581)	12,119
Noninterest revenues:
Interchange income	62,130	0	62,130
Securitization income	22,766	0	22,766
Servicing revenues	22,541	0	22,541
Business credit card rewards	(21,353)	0	(21,353)
Other revenues, net	4,653	2,566	7,219
Total noninterest revenues	90,737	2,566	93,303
Operating expenses	68,613	164	68,777
Income before income taxes	35,824	821	36,645
Income tax expense	13,619	314	13,933
Income from continuing operations	22,205	507	22,712
Gain on discontinuance of mortgage and leasing businesses, net of tax	0	1,022	1,022
Net income	$22,205	$1,529	$23,734
____________________
(A) Other includes investment and other activities not attributable to the Advanta Business Cards segment.

ADVANTA
EARNINGS AND COMMON STOCK DATA
(in thousands, except per share data)

	Three Months Ended			Percent Change From
	June 30,	Mar. 31,	June 30,	Prior	Prior
	2008	2008	2007	Quarter	Year
Basic income from continuing operations per common share:
Class A	$0.06	$0.42	$0.52	(85.7)%	(88.5)%
Class B	0.12	0.47	0.56	(74.5)	(78.6)
Combined (A)	0.10	0.45	0.55	(77.8)	(81.8)
Diluted income from continuing operations per common share:
Class A	$0.06	$0.41	$0.50	(85.4)%	(88.0)%
Class B	0.11	0.45	0.51	(75.6)	(78.4)
Combined (A)	0.10	0.44	0.51	(77.3)	(80.4)
Basic net income per common share:
Class A	$0.06	$0.42	$0.55	(85.7)%	(89.1)%
Class B	0.12	0.47	0.59	(74.5)	(79.7)
Combined (A)	0.10	0.45	0.57	(77.8)	(82.5)
Diluted net income per common share:
Class A	$0.06	$0.41	$0.52	(85.4)%	(88.5)%
Class B	0.11	0.45	0.54	(75.6)	(79.6)
Combined (A)	0.10	0.44	0.53	(77.3)	(81.1)

Return on average common equity (annualized)	2.68%	12.34%	16.01%	(78.3)%	(83.3)%

Weighted average common shares used to compute:
Basic earnings per common share
Class A	13,380	13,368	13,331	0.1%	0.4%
Class B	27,142	27,022	28,039	0.4	(3.2)
Total	40,522	40,390	41,370	0.3	(2.0)
Diluted earnings per common share
Class A	13,380	13,368	13,331	0.1%	0.4%
Class B	28,629	28,243	31,343	1.4	(8.7)
Total	42,009	41,611	44,674	1.0	(6.0)

Ending shares outstanding:
Class A	14,410	14,410	14,410	0.0%	0.0%
Class B	31,236	28,748	29,014	8.7	7.7
Total	45,646	43,158	43,424	5.8	5.1

Stock price:
Class A
High	$9.36	$9.22	$31.47	1.5%	(70.3)%
Low	5.43	5.31	26.09	2.3	(79.2)
Closing	5.49	5.98	28.40	(8.2)	(80.7)
Class B
High	$10.63	$10.52	$34.51	1.0%	(69.2)%
Low	6.25	6.10	28.57	2.5	(78.1)
Closing	6.29	7.03	31.14	(10.5)	(79.8)

Cash dividends declared:
Class A	$0.1771	$0.1771	$0.1771	0.0%	0.0%
Class B	0.2125	0.2125	0.2125	0.0	0.0

Book value per common share	$14.48	$14.66	$14.30	(1.2)%	1.3%
____________________
(A) Combined represents income available to common stockholders divided by the combined total of Class A and Class B weighted average common shares outstanding.

ADVANTA
ADVANTA BUSINESS CARDS STATISTICS
($ in thousands)

	Three Months Ended			Percent Change From
	June 30,	Mar. 31,	June 30,	Prior	Prior
	2008	2008	2007	Quarter	Year
New account originations	26,269	67,094	102,937	(60.8)%	(74.5)%
Average number of active accounts (A)	939,700	956,100	894,610	(1.7)	5.0
Ending number of accounts	1,305,288	1,331,496	1,255,557	(2.0)	4.0
Customer transaction volume:
Merchandise sales	$3,055,484	$2,839,494	$2,862,965	7.6	6.7
Balance transfers	121,752	238,337	495,108	(48.9)	(75.4)
Cash usage	294,475	360,282	334,707	(18.3)	(12.0)
Total customer transaction volume	3,471,711	3,438,113	3,692,780	1.0	(6.0)
Securitization volume increase (decrease) excluding replenishment sales	$(83,687)	$(13,787)	$405,000	507.0	N/M
Average receivables:
Owned	$1,164,748	$999,130	$1,248,235	16.6	(6.7)
Securitized	5,063,349	5,350,034	4,581,666	(5.4)	10.5
Managed (B)	6,228,097	6,349,164	5,829,901	(1.9)	6.8
Ending receivables:
Owned	$850,925	$966,145	$1,133,198	(11.9)	(24.9)
Securitized	5,225,773	5,303,936	4,856,001	(1.5)	7.6
Managed (B)	6,076,698	6,270,081	5,989,199	(3.1)	1.5
Operating expense ratio (C)	5.24%	4.72%	4.71%	11.0	11.3

CREDIT QUALITY - OWNED
Receivables 30 days or more delinquent	$49,894	$51,900	$27,115
Receivables 90 days or more delinquent	25,001	24,028	13,466
As a percentage of receivables:
Receivables 30 days or more delinquent	5.86%	5.37%	2.39%	9.1%	145.2%
Receivables 90 days or more delinquent	2.94	2.49	1.19	18.1	147.1
Net principal charge-offs:
Amount	$25,819	$16,306	$9,556
As a percentage of average receivables (annualized)	8.87%	6.53%	3.06%	35.8	189.9

CREDIT QUALITY - SECURITIZED
Receivables 30 days or more delinquent	$294,432	$280,208	$136,468
Receivables 90 days or more delinquent	145,715	130,436	68,424
As a percentage of receivables:
Receivables 30 days or more delinquent	5.63%	5.28%	2.81%	6.6%	100.4%
Receivables 90 days or more delinquent	2.79	2.46	1.41	13.4	97.9
Net principal charge-offs:
Amount	$104,638	$85,753	$41,115
As a percentage of average receivables (annualized)	8.27%	6.41%	3.59%	29.0	130.4

CREDIT QUALITY - MANAGED (B)
Receivables 30 days or more delinquent	$344,326	$332,108	$163,583
Receivables 90 days or more delinquent	170,716	154,464	81,890
As a percentage of receivables:
Receivables 30 days or more delinquent	5.67%	5.30%	2.73%	7.0%	107.7%
Receivables 90 days or more delinquent	2.81	2.46	1.37	14.2	105.1
Net principal charge-offs:
Amount	$130,457	$102,059	$50,671
As a percentage of average receivables (annualized)	8.38%	6.43%	3.48%	30.3	140.8
____________________

(A) Active accounts are defined as accounts with a balance at month-end. Active account statistics do not include charged-off accounts. The statistics reported above are the average number of active accounts for the periods presented.

(B) Managed statistics are non-GAAP financial measures and represent the sum of owned (GAAP) business credit card statistics and securitized business credit card statistics. We believe that performance on a managed basis provides useful supplemental information to investors because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables.

(C) Operating expense ratio is annualized and calculated as a percentage of average owned and securitized receivables.
N/M - Not Meaningful

CONTACT:
Advanta Corp.
Amy B. Holderer
Vice President, Investor Relations
215-444-5335
aholderer@advanta.com
or
David M. Goodman
Vice President, Communications
215-444-5073
dgoodman@advanta.com